===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  May 12, 1999
                Date of Report (Date of earliest event reported)


                           RJR NABISCO HOLDINGS CORP.
             (Exact name of registrant as specified in its charter)

                                   ----------

           Delaware                    1-10215               13-349-0602
 (State of other jurisdiction        (Commission            (IRS employer
      of incorporation)               file no.)          identification no.)


                      R.J. REYNOLDS TOBACCO HOLDINGS, INC.
               (Exact name of registrant as specified in charter)


            Delaware                    1-6388             56-0950247
  (State or other jurisdiction       (Commission          (IRS employer
       of incorporation)              file no.)        identification no.)

         1301 Avenue of the Americas
              New York, New York                             10019
   (Address of principal executive offices)                (Zip code)

                                 (212) 258-5600
                         Registrant's telephone number,
                               including area code

                    R.J. Reynolds Tobacco Holdings, Inc. last reported on Form 8-K as RJR Nabisco, Inc.
             (Former name or address, if changed since last report)


================================================================================

Item 2. Acquisition or Disposition of Assets

                                  INTRODUCTION

     RJR Nabisco Holdings Corp. (which will shortly be renamed Nabisco Group Holdings Corp. and which this document refers to as NGH) and several of its subsidiaries have recently completed a series of dispositions and reorganization transactions constituting a fundamental restructuring of their businesses and capital structures. The principal transactions in this reorganization that affect NGH are the following:

      o On May 12, 1999, RJR Nabisco, Inc. and R. J. Reynolds Tobacco Company (which this document refers to as Reynolds Tobacco) completed the sale of the international tobacco business to Japan Tobacco Inc. for $8 billion, including the assumption of approximately $200 million of net debt, except to the extent that local regulatory approvals for this sale are still pending. As a result of this sale, Reynolds Tobacco's only cigarette market will be the United States and its territories, commonwealths, protectorates and possessions. This document refers to RJR Nabisco, Inc. (which has subsequently been renamed R.J. Reynolds Tobacco Holdings, Inc.) as RJR.

      o On May 12, 1999, the board of directors of NGH declared a dividend of 100% of the common stock of RJR to record holders of NGH common stock as of May 27, 1999, the record date for the distribution. In the distribution, those NGH stockholders will receive one share of RJR common stock for every three shares of NGH common stock that they hold. The distribution is intended to be tax-free for United States federal income tax purposes. Currently, NGH expects the distribution to occur on or about June 14, 1999. After the completion of the distribution, NGH's sole asset (besides approximately $300 million in cash remaining after the securities redemptions described below) will be 100% of the outstanding Class B Common Stock of Nabisco Holdings Corp. (which this document refers to as Nabisco). The Class B Common Stock currently represents approximately 80.5% of the economic interest and approximately 97.7% of the voting interest in Nabisco. For more information about the distribution, stockholders should refer to the Information Statement of RJR dated May 19, 1999, which is filed as Exhibit 99.1 to this document.

      o On May 18, 1999, RJR transferred its approximately 80.5% interest in Nabisco, together with approximately $1.6 billion in net cash proceeds from the international tobacco sale, to NGH through a merger transaction. In the merger transaction, RJR was renamed "R.J. Reynolds Tobacco Holdings, Inc.".

      o On May 18, 1999, NGH completed a tender offer and consent solicitation relating to Trust Originated Preferred Securities that were issued by RJR Nabisco Holdings Capital Trust II, an affiliate of NGH. In that transaction:

         o the holders of those securities agreed to waive a covenant in the related indenture, thereby enabling NGH to complete the distribution of the RJR common stock to its stockholders without violating the terms of that indenture; and

         o NGH repurchased approximately $276 million of those securities out of a total of $373.75 million.

      o On May 18, 1999, NGH called for redemption an additional $950 million in Trust Originated Preferred Securities issued by RJR Nabisco Holdings Capital Trust I, another affiliate of NGH. NGH will complete this mandatory redemption on June 18, 1999.

      o On May 18, 1999, NGH called for redemption approximately $205 million of its ESOP Convertible Preferred Stock. NGH will complete this mandatory redemption on June 10, 1999.

                               THE DISTRIBUTION

Description of the Distribution

     The distribution agreement among NGH, RJR and Reynolds Tobacco sets forth the general terms and conditions relating to, and their relationship after, the distribution. For an extensive description of the distribution agreement and related contracts, see the section of this document found under the heading "Relationship Between NGH and RJR-- Distribution Agreement".

     NGH currently expects to effect the distribution on or about June 14, 1999 by distributing all of the issued and outstanding shares of RJR common stock to the record holders of NGH common stock on the record date for the distribution, which is May 27, 1999. NGH will distribute one share of RJR common stock to each of those holders for every three shares of NGH common stock owned of record by that holder.

Federal Income Tax Consequences

     In the opinion of Davis Polk & Wardwell, RJR's transfer of the approximately 80.5% interest in Nabisco to NGH and the distribution by NGH of RJR common stock to NGH stockholders should each qualify as tax-free spin-offs under Section 355 of the Internal Revenue Code of 1986, as amended.

     Assuming that the transfer of the Nabisco interest to NGH and the distribution by NGH of RJR common stock to NGH stockholders each qualify as tax-free spin-offs for United States federal income tax purposes, it is the opinion of Davis Polk & Wardwell that:

      o A holder of NGH common stock will not recognize gain or loss as a result of the distribution by NGH of RJR common stock, except as described immediately below with respect to fractional shares. Cash, if any, received by an NGH stockholder instead of a fractional share of RJR common stock will be treated as received in exchange for that fractional share. That stockholder will recognize gain or loss to the extent of the difference between its tax basis in that fractional share and the amount received for that fractional share, and, provided that fractional share is held as a capital asset, the gain or loss will be capital gain or loss.

      o An NGH stockholder will apportion its tax basis in its NGH common stock between the NGH common stock and the RJR common stock received in the distribution in proportion to the relative fair market values of the NGH common stock and the RJR common stock on the distribution date.

      o If an NGH stockholder holds its NGH common stock as a capital asset, that stockholder's holding period for the RJR common stock received in the distribution will include the period during which that stockholder held the NGH common stock with respect to which the distribution was made.

      o RJR and NGH will not recognize any gain or loss as a result of either the transfer of the Nabisco interest to NGH or the distribution by NGH of RJR common stock, except to the extent of any excess loss accounts or deferred intercompany gains.

     An opinion of counsel does not bind the IRS or the courts. The IRS may challenge positions taken based on an opinion of counsel, and could assert claims, which could be material in amount, in connection with the transfer of the Nabisco interest to NGH and/or the distribution by NGH of RJR common stock to NGH stockholders. Davis Polk & Wardwell, however, is of the opinion that, if the matter were litigated as a result of an assertion by the IRS that RJR's transfer of the Nabisco interest to NGH and/or the distribution by NGH of RJR common stock should be taxable, the taxpayer should prevail.

     If the distribution by NGH of RJR common stock to NGH stockholders did not qualify as tax-free, the fair market value of RJR's common stock received by a holder of NGH common stock would be taxable as a dividend to the extent of NGH's current-year and accumulated earnings and profits. If the distribution were fully taxable as a dividend, that stockholder's tax basis in its NGH common stock would not change as a result of the distribution, and its tax basis in RJR common stock would equal the fair market value of the RJR common stock it received on the distribution date. If the transfer of the Nabisco interest to NGH did not qualify as a tax-free distribution, RJR would recognize a capital gain equal to the difference between the fair market value of the Nabisco interest and RJR's tax basis in that interest.

     Each holder of NGH common stock that receives RJR common stock in the distribution must attach a descriptive statement about the distribution to its federal income tax return for the year in which the distribution occurs. NGH, or RJR on its behalf, will provide the required information to each holder of NGH common stock as of the record date for the distribution.

     All NGH stockholders should consult their own tax advisors on the particular federal, foreign, state and local tax consequences of the distribution to them.

     The tax sharing agreement describes the arrangements among NGH, RJR, Nabisco and Reynolds Tobacco relating to tax sharing, tax indemnification and other tax matters. For a description of these tax arrangements, see the section of this document located under the heading "Relationship Between NGH and RJR--Tax Sharing Agreement".


                        RELATIONSHIP BETWEEN NGH AND RJR

     This section describes the primary agreements between NGH and RJR that will define the ongoing relationship between them and their subsidiaries and affiliates after the distribution and will provide for an orderly separation of the two companies. The following description of the distribution agreement, the tax sharing agreement, the intercompany services agreement and the corporate agreement summarizes the material terms of those agreements. If there is a discrepancy between this summary and those agreements, you should rely on the information in those agreements. All stockholders should read those agreements, forms of which NGH has filed as exhibits to RJR's Registration Statement on Form 8-A dated May 19, 1999.

Distribution Agreement

     NGH has entered into a distribution agreement with RJR and Reynolds Tobacco as of May 12, 1999. The distribution agreement provides for the principal corporate transactions and procedures for separating the food and tobacco businesses and the distribution. The distribution agreement also defines the relationship between NGH, RJR and Reynolds Tobacco after the distribution with respect to, among other things, indemnification arrangements, restrictions on RJR's ability to engage in specified transactions, and employee benefit arrangements.

     Indemnification

     In the distribution agreement, each of RJR and Reynolds Tobacco has agreed, jointly and severally, to indemnify NGH, Nabisco, Nabisco's subsidiaries and those entities' directors, officers and employees fully against the following liabilities:

      o All liabilities, other than for taxes (which are covered by the tax sharing agreement described below), that arise out of any claim which may at any time be made that:

         o is, in whole or in part, based on the use, sale, distribution, manufacture, development, advertising, marketing or health effects of, exposure to, or research, statements or warnings regarding, any tobacco products; or

         o seeks to impose liability on RJR or NGH on the grounds that any liability of Reynolds Tobacco or any of its subsidiaries that is based on an action described immediately above is enforceable against or recoverable from RJR or NGH;

      o All liabilities, other than for taxes (which are covered by the tax sharing agreement described below) and those tobacco-related liabilities described above, that in any way relate to (1) RJR, its subsidiaries or NGH, but only as to NGH with respect to matters and conduct occurring or arising on or before the distribution or (2) the tobacco business, or the ownership or use of property in connection with that business;

      o All liabilities for the fees, costs, expenses and transfer taxes to be borne by RJR in connection with the transfer of its approximately 80.5% interest in Nabisco to NGH and the distribution;

      o All liabilities arising from any breach by RJR or its subsidiaries of any obligation under the distribution agreement or the other agreements relating to the distribution, other than the tax sharing agreement; and

      o Various liabilities under the federal securities laws, including those arising in connection with the information contained in filings made under the federal securities laws by NGH or Nabisco, to the extent that the information is (1) related primarily to the tobacco business, if before the distribution date or (2) based upon information furnished to NGH or Nabisco by RJR or its subsidiaries or incorporated by reference by either of those parties from any SEC filings made by RJR or its subsidiaries, if after the distribution date.

     In the distribution agreement, NGH has agreed to indemnify RJR, its subsidiaries and those entities' directors, officers and employees fully against the following liabilities:

      o All liabilities, other than any for taxes (which are covered by the tax sharing agreement described below), whenever arising, that in any way relate to (1) any of Nabisco, Nabisco's subsidiaries or NGH, but only as to NGH with respect to matters and conduct occurring or arising at any time after the distribution or (2) the food business, or the ownership or use of property in connection with that business;

      o All liabilities arising from any breach by NGH, Nabisco or Nabisco's subsidiaries of any obligation under the distribution agreement or any of the other agreements relating to the distribution, other than the tax sharing agreement; and

      o Various liabilities under the federal securities laws, including those arising in connection with the information contained in filings made under the federal securities laws by RJR, to the extent that the information is (1) related primarily to the food business, if before the distribution date or (2) based upon information furnished to RJR by NGH, Nabisco or any of its subsidiaries or incorporated by reference by RJR or its subsidiaries from any SEC filings made by NGH, Nabisco or any of Nabisco's subsidiaries, if after the distribution date.

     The distribution agreement also includes procedures for notice and payment of indemnification claims. Any indemnification under the indemnities described above is to be paid net of any tax benefit to the indemnified party. Additionally, the distribution agreement provides that NGH will have the right to assume and control the defense of itself, RJR (but not Reynolds Tobacco and Reynolds Tobacco's subsidiaries) and any member of the Nabisco group of companies against any tobacco-related litigation and claims. This assumption and control will not affect the indemnity obligations of RJR and Reynolds Tobacco that are described above. For information regarding indemnification against tax liabilities, see the portion of this document found under the heading "--Tax Sharing Agreement" below.

     Because RJR and Reynolds Tobacco may be required to perform their indemnity obligations to NGH and other indemnitees that are described above, the distribution agreement imposes limitations on the ability of RJR and its subsidiaries to engage in specific transactions. For a description of the restrictions imposed on RJR and its subsidiaries by the distribution agreement, stockholders should refer to the Information Statement of RJR dated May 19, 1999, which is filed as Exhibit 99.1 to this document.

     Employee Benefit Matters

     The distribution agreement provides, generally, that RJR will be responsible for all employee benefits relating to current and former RJR employees and that NGH will be responsible for all employee benefits relating to current and former NGH employees. Under the distribution agreement, NGH stock options will be equitably adjusted to take into account the distribution as follows:

      o The exercise price and number of shares subject to NGH options held by current and former NGH employees will be adjusted to preserve the value of the NGH options before the distribution.

      o NGH options held by current and former employees of RJR and Reynolds Tobacco will be equitably converted into two options, one relating to RJR's common stock and one relating to NGH common stock, with adjustments to preserve the value of the NGH options before the distribution.

     Intercompany Accounts

     Upon completion of the distribution, there will be no intercompany accounts or indebtedness between NGH and any of its subsidiaries, on the one hand, and RJR and any of its subsidiaries, on the other, except that Nabisco and RJR will settle any accounts between them that are outstanding on the distribution date in the ordinary course of business.

     Transaction Expenses

     RJR is responsible for all material transaction expenses incurred in connection with the distribution and the other transactions described in this document, except that NGH will be responsible for all fees and expenses incurred to redeem or refinance the Trust Originated Preferred Securities of NGH's affiliates and the ESOP Convertible Preferred Stock of NGH. RJR is also responsible for all liabilities arising out of the closing of the corporate headquarters, severance and benefits payment obligations to corporate headquarters employees and related transaction and ongoing administrative expenses. Before the distribution, RJR will transfer funds to NGH in an amount that is sufficient to satisfy these obligations in full.

Intercompany Services

     Before the distribution, RJR will agree to terminate an intercompany services agreement dated as of January 26, 1995 between RJR and Nabisco. After the distribution, there will be no material services received or provided by NGH and any of its subsidiaries at that time, on the one hand, and RJR and any of its subsidiaries, on the other, except for cooperation in the ordinary course between these groups on litigation matters.

     On the distribution date, NGH and Nabisco will enter into an intercompany services agreement under which Nabisco will agree to provide various services to NGH, including those relating to the provision of insurance, the administration of benefit plans and specified tax, accounting, reporting cash management, public relations, risk management, legal and other corporate services. In return for those services, NGH will pay to Nabisco an amount in cash equal to those services' fair market value as determined by the parties. The intercompany services agreement will terminate on the date that NGH owns less than 50% of the shares of Nabisco's Class B Common Stock that NGH owns on the distribution date.

     Upon completion of the distribution, NGH currently anticipates that it will be responsible for three general categories of non-contingent obligations, (1) those arising out of the ongoing operation of NGH as a holding company (including the services to be provided by Nabisco to NGH under the intercompany services agreement), (2) those arising out of the distribution and other reorganization transactions, including expenses relating to severance benefits, the closing of prior headquarters and other transaction costs, and (3) those relating to Trust Originated Preferred Securities with an aggregate outstanding liquidation preference of approximately $97.75 million on the distribution date (assuming completion on that date of the redemption of $950 million in Trust Originated Preferred Securities). NGH anticipates that, upon completion of the distribution, it will have approximately $300 million in cash that it expects to use to satisfy these obligations, including the ongoing administrative expenses for a number of years.

Tax Sharing Agreement

     NGH will enter into a tax sharing agreement with RJR, Nabisco and Reynolds Tobacco that will describe, among other things, each company's rights and obligations relating to tax payments and refunds for periods before and after the distribution and related matters like the filing of tax returns and the handling of audits and other tax proceedings. The tax sharing agreement also describes the indemnification arrangements among RJR and its subsidiaries (which this document refers to as the RJR tax group), Nabisco and its subsidiaries (which this document refers to as the Nabisco tax group) and NGH. The tax sharing agreement contains the representations and covenants that the RJR tax group, the Nabisco tax group and NGH will make relating to RJR's transfer of the Nabisco interest to NGH, the distribution of the RJR common stock to NGH stockholders and those parties' conduct after those transactions.

     Return Filing, Tax Payment and Conduct of Tax Proceedings

     In general, NGH will be responsible for filing consolidated federal and consolidated, combined or unitary state income tax returns that include the RJR tax group and the Nabisco tax group for periods through the distribution date and that include the Nabisco tax group for post-distribution tax periods, and paying the associated taxes. RJR and Nabisco will reimburse NGH for the portion of those taxes that relate to the tobacco business, in RJR's case, or the food business, in Nabisco's case. The tax sharing agreement will generally seek to allocate tax liabilities based upon the respective tax liabilities of the RJR tax group, the Nabisco tax group and NGH, as if each group or company had filed its own tax return. NGH will generally pay to RJR the net benefit received by the NGH consolidated group from the carryback of various tax attributes of the RJR tax group arising in post-distribution tax periods to pre-distribution tax periods.

     Under the tax sharing agreement, the RJR tax group and the Nabisco tax group have irrevocably designated NGH as their agent for purposes of taking a broad range of actions in connection with taxes for pre-distribution periods. Those actions include the settlement of tax audits, other tax proceedings, and disputes arising out of the interpretation of the tax sharing agreement. These arrangements may result in conflicts of interest among NGH, Nabisco, RJR and Reynolds Tobacco.

     Tax Representations, Covenants and Indemnification Arrangements

     Under the tax sharing agreement, each of NGH and Nabisco will covenant to the RJR tax group, and each of RJR and Reynolds Tobacco will covenant to NGH and the Nabisco tax group, that it will not engage in various transactions for two years after the distribution, unless it obtains an IRS ruling or an opinion of acceptable tax counsel that the contemplated transaction will not cause the transfer of the Nabisco interest to NGH or the distribution of the RJR common stock to NGH stockholders to be taxable. Transactions subject to these restrictions include, subject to specified exceptions:

      o the liquidation, merger or consolidation with another company of that corporation or of various subsidiaries;

      o the sale, exchange, distribution or other disposition of assets of that corporation or of various subsidiaries outside of the ordinary course of business;

      o the discontinuation of the active conduct of the food business or the tobacco business, as the case may be;

      o the repurchase of stock of that corporation, other than through transactions meeting a set of IRS guidelines; and

      o any transaction or change in equity structure that may cause the transfer of the Nabisco interest to NGH and/or the distribution of RJR common stock to NGH stockholders to be treated as part of a plan pursuant to which one or more persons acquire, directly or indirectly, stock of NGH, Nabisco or RJR, as the case may be, representing 50% or more of the vote or of the value of any of those corporations.

     Under the tax sharing agreement, the RJR tax group, the Nabisco tax group and NGH have agreed to indemnify one another against various tax liabilities. The chart immediately below summarizes these tax indemnification arrangements.

                                               TAX SHARING AGREEMENT INDEMNITIES

The RJR tax group        NGH will indemnify         NGH will indemnify         The Nabisco tax group      The Nabisco tax group
will indemnify NGH       the RJR tax group          the Nabisco tax group      will indemnify the         will indemnify NGH
and the Nabisco tax      against, among other       against, among other       RJR tax group against,     against, among other
group against, among     things,                    things,                    among other things,        things,
other things,

o tax liabilities        o tax liabilities          o tax liabilities           o tax liabilities         o tax liabilities
  attributable to the      attributable to NGH        attributable to NGH         attributable to the       attributable to the
  RJR tax group            relating to tax            relating to tax             Nabisco tax group         Nabisco tax group
  relating to any tax      periods after              periods after               relating to tax           relating to tax
             period;       December 1989;             December 1989;              periods after             periods after
                                                                                  December 1989;            December 1989; and
                                                                                  and

o tax liabilities        o tax liabilities          o tax liabilities           o tax liabilities         o tax liabilities
  attributable to NGH      relating to any tax        relating to any tax         relating to any tax       relating to any tax
  or the Nabisco tax       period resulting           period resulting            period resulting          period resulting
  group relating to        from a breach by           from a breach by            from a breach by          from a breach by the
  tax periods before       NGH of any                 NGH of any                  the Nabisco tax           Nabisco tax group
  January 1990; and        representation or          representation or           group of any              of any
                           covenant made by           covenant made in            representation or         representation or
                           NGH in the tax             the tax sharing             covenant made in          covenant made in
                           sharing agreement;         agreement; and              the tax sharing           the tax sharing
                           and                                                    agreement.                agreement.

o tax liabilities        o any tax liabilities      o any tax liabilities
  relating to any tax      resulting from             resulting from
  period resulting         RJR's transfer of          RJR's transfer of
  from a breach by         the Nabisco interest       the Nabisco interest
  the RJR tax group        to NGH or the              to NGH or the
  of any                   distribution, except,      distribution, except,
  representation or        among other things,        among other things,
  covenant made by         to the extent those        to the extent those
  the RJR tax group        liabilities arise from     liabilities arise from
  in the tax sharing       a breach by the RJR        a breach by the RJR
  agreement.               tax group of any           tax group or the
                           representation or          Nabisco tax group
                           covenant made in           of any
                           the tax sharing            representation or
                           agreement.                 covenant made by
                                                      the relevant group
                                                      in the tax sharing
                                                      agreement.

     The amount of taxes against which each of the RJR tax group, NGH and the Nabisco tax group will be required to indemnify the other parties is uncertain, and could be material.

Corporate Agreement

     On the distribution date, NGH and Nabisco will enter into a corporate agreement under which Nabisco will grant to NGH (1) a continuing option, that is transferable to any of NGH's subsidiaries, to purchase, under specified circumstances, additional shares of Class B Common Stock, or shares of nonvoting capital stock, of Nabisco and (2) registration rights. These rights are substantially similar to those that Nabisco had granted to RJR in a predecessor corporate agreement dated as of January 26, 1995. On the distribution date, Nabisco and RJR will agree to terminate that predecessor agreement.


                                    DIVIDENDS

     Before the distribution, NGH paid a regular quarterly cash dividend at an annual rate of $2.05 per share of common stock. On May 12, 1999, NGH declared its regularly scheduled quarterly cash dividend of $0.5125 per NGH common share. This cash dividend will be payable on June 9, 1999 to holders of NGH common shares as of May 27, 1999.

     The board of directors of NGH will be responsible for determining NGH's dividend policy after the distribution. NGH currently anticipates that, after the distribution, it will pay a regular quarterly cash dividend that is approximately equal to the amount of the regular Nabisco quarterly cash dividend that NGH expects to receive after the distribution. However, the dividend payable on each NGH common share will be less than the dividend payable on each Nabisco common share because the number of outstanding NGH common shares exceeds the number of Nabisco shares owned by NGH. Passing through Nabisco's current annual dividend of $0.75 per share on NGH's 213,250,000 shares of Nabisco stock would yield an annual dividend of approximately $0.49 per share on the 325,711,720 shares of NGH stock outstanding on May 12, 1999.

     Forward-looking statements may not be accurate. This document contains forward-looking statements about NGH that NGH believes are within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this document that are not historical facts are identified by this risk factor as "forward-looking statements" for the purpose of the safe harbor provided by
Section 21E of the Securities Exchange Act of 1934, as amended. When used in this document, the words "anticipates", "believes", "expects", "intends", "projects", "forecasts", and similar expressions as they relate to NGH or its management or board of directors are intended to identify the statements in which they are used in this document as forward-looking statements. In making any of those forward-looking statements, NGH believes that the expectations are based on reasonable assumptions. However, any of those statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Those forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from that projected in any of those forward-looking statements, some of which are beyond the control of NGH.

     The actual results, performance or achievement by NGH could differ materially from those expressed in, or implied by, those forward-looking statements. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations and financial condition of NGH. NGH does not undertake any obligation to revise any forward-looking statement to reflect events or circumstances after the date of this document or to reflect the occurrence or nonoccurrence of anticipated or unanticipated events.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (b) Pro Forma Financial Information

     RJR Nabisco Holdings Corp.

        UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

    The unaudited pro forma consolidated condensed financial statements reflect the effects of adjustments to the historical results of operations and financial condition of NGH. You should read the unaudited pro forma consolidated condensed financial statements in conjunction with the consolidated financial statements of NGH included in its Form 10-K for the year ended December 31, 1998 and the consolidated condensed financial statements of NGH included in its Form 10-Q for the three months ended March 31, 1999, both incorporated by reference herein.

    The unaudited pro forma consolidated condensed statements of income give effect to the following transactions as if they had occurred on January 1, 1998:

    - the international tobacco sale;

    - the issuance by RJR of $1.25 billion in debt securities at an effective annual interest rate of 7.829%;

    - the application of a portion of the net proceeds from the international tobacco sale to reduce debt and for general corporate purposes;

    - the transfer of RJR's interest in Nabisco to NGH;

    - the distribution of RJR common stock to NGH stockholders;

    - the adjustment to selling, advertising, administrative and general expenses to reflect the estimated level of administrative expense of NGH after the completion of the transfer of RJR's interest in Nabisco to NGH and the distribution;

    - the elimination of miscellaneous expenses that will not be incurred after the distribution; and

    - the tax effects of the foregoing transactions or items.

    The unaudited pro forma consolidated condensed balance sheet gives effect to the pro forma transactions and events described in the first five bullet points, as if they occurred on March 31, 1999.

    Management believes that the assumptions used provide a reasonable basis on which to present the unaudited pro forma consolidated condensed financial statements. NGH is providing the unaudited pro forma consolidated condensed financial statements for informational purposes only. They should not be construed to be indicative of NGH's results of operations or financial position had the transactions and events described above been consummated on the dates assumed. These pro forma financial statements also do not project the results of operations or financial position for any future period or date.

              PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME
                   FOR THE THREE MONTHS ENDED MARCH 31, 1999
                 (DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

                                                   INTERNATIONAL
                                                      TOBACCO
                                                      BUSINESS                      APPLICATION
                                         NGH        DISCONTINUED        NEW             OF             ADJUSTMENT          AS
                                     HISTORICAL    OPERATIONS(1)      DEBT(1)       PROCEEDS(1)      OF EXPENSES(1)     ADJUSTED
                                     -----------  ----------------  -----------  -----------------  -----------------  ----------
NET SALES..........................   $   4,221      $     (673)     $      --       $      --          $      --      $    3,548

COSTS AND EXPENSES
  Costs of products sold...........       2,109            (332)            --              --                 --           1,777
  Selling, advertising, admin. and
    general expenses...............       1,550            (236)            --              --                (12)          1,302
  Tobacco settlement and related
    expenses.......................          --              --             --              --                 --              --
  Amortization of intangibles......         154              (9)            --              --                 --             145
  Restructuring expense............          --              --             --              --                 --              --
                                     -----------        -------          -----           -----              -----      ----------
Operating income (loss)............         408             (96)            --              --                 12             324

Interest and debt expense..........        (216)             13            (25)            118                 --            (110)
Other income (expense), net........         (39)             22             --              --                  7             (10)
                                     -----------        -------          -----           -----              -----      ----------

Income (loss) before taxes.........         153             (61)           (25)            118                 19             204

Provision (benefit) for income
  taxes(1).........................          70             (25)            (9)             44                  7              87
                                     -----------        -------          -----           -----              -----      ----------

Income (loss) before minority
  interest in Nabisco..............          83             (36)           (16)             74                 12             117

Less minority interest in income
  (loss) of Nabisco................           7              --             --              --                 --               7
                                     -----------        -------          -----           -----              -----      ----------

Income (loss) from continuing
  operations.......................   $      76      $      (36)     $     (16)      $      74          $      12      $      110
                                     -----------        -------          -----           -----              -----      ----------
                                     -----------        -------          -----           -----              -----      ----------

Basic EPS..........................   $    0.22

Diluted EPS........................   $    0.22


                                         RJR             NGH
                                     SPIN- OFF(1)   PRO FORMA(2)
                                     ------------  ---------------
NET SALES..........................   $   (1,693)     $   1,855
COSTS AND EXPENSES
  Costs of products sold...........         (750)         1,027
  Selling, advertising, admin. and
    general expenses...............         (658)           644
  Tobacco settlement and related
    expenses.......................           --             --
  Amortization of intangibles......          (92)            53
  Restructuring expense............           --             --
                                     ------------       -------
Operating income (loss)............         (193)           131
Interest and debt expense..........           43            (67)
Other income (expense), net........           --            (10)
                                     ------------       -------
Income (loss) before taxes.........         (150)            54
Provision (benefit) for income
  taxes(1).........................          (66)            21
                                     ------------       -------
Income (loss) before minority
  interest in Nabisco..............          (84)            33
Less minority interest in income
  (loss) of Nabisco................           --              7
                                     ------------       -------
Income (loss) from continuing
  operations.......................   $      (84)     $      26
                                     ------------       -------
                                     ------------       -------
Basic EPS..........................                   $    0.08
Diluted EPS........................                   $    0.08

Weighted average number of
  common and common
  equivalent shares out-
  standing (in thousands):

    Basic EPS................     324,053

    Diluted EPS..............     324,301

Weighted average number of
  equivalent shares out-
  standing (in thousands):
    Basic EPS................      325,002
    Diluted EPS..............      325,250

  common and common

  SEE NOTES TO PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF INCOME SET FORTH
                                    HEREIN.

              PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                 (DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

                                                    INTERNATIONAL
                                                       TOBACCO
                                                       BUSINESS                      APPLICATION
                                          NGH        DISCONTINUED        NEW             OF             ADJUSTMENT          AS
                                      HISTORICAL    OPERATIONS(1)      DEBT(1)       PROCEEDS(1)      OF EXPENSES(1)     ADJUSTED
                                      -----------  ----------------  -----------  -----------------  -----------------  -----------
NET SALES...........................   $  17,037      $   (2,921)     $      --       $      --          $      --       $  14,116

COSTS AND EXPENSES
  Costs of products sold............       7,530          (1,494)            --              --                 --           6,036
  Selling, advertising, admin. and
    general expenses................       6,453          (1,003)            --              --                (48)          5,402
  Tobacco settlement and related
    expenses........................       1,442              --             --              --                 --           1,442
  Amortization of intangibles.......         629             (42)            --              --                 --             587
  Restructuring expense.............         585             (55)            --              --                 --             530
                                      -----------        -------          -----           -----              -----      -----------
Operating income (loss).............         398            (327)            --              --                 48             119

Interest and debt expense...........        (880)             53            (98)            444                 --            (481)
Other income (expense), net.........        (132)             75             --              --                 28             (29)
                                      -----------        -------          -----           -----              -----      -----------

Income (loss) before taxes..........        (614)           (199)           (98)            444                 76            (391)

Provision (benefit) for income
  taxes(1)..........................         (23)           (139)           (34)            161                 27              (8)
                                      -----------        -------          -----           -----              -----      -----------

Income (loss) before minority
  interest in Nabisco...............        (591)            (60)           (64)            283                 49            (383)

Less minority interest in income
  (loss) of Nabisco.................         (14)             --             --              --                 --             (14)
                                      -----------        -------          -----           -----              -----      -----------

Income (loss) from continuing
  operations........................   $    (577)     $      (60)     $     (64)      $     283          $      49       $    (369)
                                      -----------        -------          -----           -----              -----      -----------
                                      -----------        -------          -----           -----              -----      -----------

Basic EPS...........................   $   (1.91)

Diluted EPS.........................   $   (1.91)

Weighted average number of common
  and common equivalent shares
  outstanding (in thousands):

    Basic EPS.......................     323,853

    Diluted EPS.....................     323,853


                                          RJR            NGH
                                      SPIN- OFF(1)   PRO FORMA(2)
                                      ------------  --------------
NET SALES...........................   $   (5,716)   $      8,400
COSTS AND EXPENSES
  Costs of products sold............       (1,353)          4,683
  Selling, advertising, admin. and
    general expenses................       (2,719)          2,683
  Tobacco settlement and related
    expenses........................       (1,442)             --
  Amortization of intangibles.......         (366)            221
  Restructuring expense.............           --             530
                                      ------------  --------------
Operating income (loss).............          164             283
Interest and debt expense...........          176            (305)
Other income (expense), net.........           --             (29)
                                      ------------  --------------
Income (loss) before taxes..........          340             (51)
Provision (benefit) for income
  taxes(1)..........................           41              33
                                      ------------  --------------
Income (loss) before minority
  interest in Nabisco...............          299             (84)
Less minority interest in income
  (loss) of Nabisco.................           --             (14)
                                      ------------  --------------
Income (loss) from continuing
  operations........................   $      299    $        (70)
                                      ------------  --------------
                                      ------------  --------------
Basic EPS...........................                 $      (0.29)
Diluted EPS.........................                 $      (0.29)
Weighted average number of common
  and common equivalent shares
  outstanding (in thousands):
    Basic EPS.......................                      324,700
    Diluted EPS.....................                      325,300

  SEE NOTES TO PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF INCOME SET FORTH
                                    HEREIN.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF INCOME

(1) The following is a summary of the adjustments reflected in the unaudited pro forma consolidated condensed statements of income:

    - Adjust historical results of operations to exclude the results of the international tobacco business;

    - Adjust historical interest and debt expense, as applicable, based on the issuance by RJR of $1.25 billion in debt securities at an effective annual interest rate of 7.829%;

    - Adjust historical interest and debt expense, as applicable, based on the application of a portion of the net proceeds from the international tobacco sale to (i) repay $4.04 billion of outstanding RJR borrowings, including 90% of the debt securities that RJR offered to purchase on April 13, 1999, (ii) repurchase approximately $276 million of Trust Originated Preferred Securities (approximately 74% of that class of securities outstanding) and (iii) redeem the $950 million of Trust Originated Preferred Securities;

    - Adjust historical selling, advertising, administrative and general expenses to reflect the estimated level of administrative expense of NGH after the completion of the transfer of RJR's interest in Nabisco to NGH and the distribution of RJR common stock to NGH stockholders;

    - Adjust historical other income (expense), net to eliminate miscellaneous expenses that would not be incurred after the completion of the distribution;

    - Adjust historical results of operations to exclude the results of RJR; and

    - Recognize income taxes on the pro forma adjustments at the U.S. statutory rate of 35%.

(2) The unaudited pro forma consolidated condensed statements of income do not give effect to:

    - the one-time net gain recognized upon completion of the international tobacco sale of approximately $3.1 billion for the three months ended March 31, 1999 and for the year ended December 31, 1998, subject to any post-closing adjustments;

    - the one-time loss of $348 million, net of tax, that would be recognized for the three months ended March 31, 1999 and for the year ended December 31, 1998 upon the repayment of a portion of the outstanding borrowings of RJR on a pro forma basis, the repurchase of approximately $276 million of Trust Originated Preferred Securities, the redemption of $950 million of Trust Originated Preferred Securities and certain other transaction costs;

    - the one-time costs and expenses of $226 million after-tax to eliminate corporate headquarters;

    - interest income on (i) the net proceeds from the issuance by RJR of $1.25 billion in debt securities and (ii) the funds invested (approximately $114 million) from the application of a portion of the net proceeds from the international tobacco sale to cover the cash requirements of the Trust Originated Preferred Securities not tendered.

                       PRO FORMA CONDENSED BALANCE SHEET
                                 MARCH 31, 1999
                             (DOLLARS IN MILLIONS)

                                                  INTERNATIONAL
                                                     TOBACCO
                                                    BUSINESS      INTERNATIONAL
                                        NGH       DISCONTINUED       TOBACCO                    APPLICATION OF
                                    HISTORICAL    OPERATIONS(1)      SALE(1)      NEW DEBT(1)     PROCEEDS(1)    AS ADJUSTED
                                    -----------  ---------------  -------------  -------------  ---------------  -----------
ASSETS
Current assets:
  Cash and cash equivalents(2)....   $     246      $    (143)      $   7,800      $   1,250       $  (5,918)     $   3,235
  Accounts and other receivables,
  net.............................       1,160           (521)             --             --              --            639
  Inventories.....................       2,353         (1,023)             --             --              --          1,330
  Prepaid expenses and excise
  tax.............................         728           (235)             --             --              --            493
                                    -----------       -------     -------------  -------------       -------     -----------
      Total current assets........       4,487         (1,922)          7,800          1,250          (5,918)         5,697

Property, plant and equipment,
  net.............................       5,180         (1,220)             --             --              --          3,960

Investments in subsidiary.........                      2,838          (2,838)            --              --             --

Trademarks........................       7,202           (717)             --             --              --          6,485
Goodwill..........................      11,325           (434)             --             --              --         10,891
Other assets and deferred
  charges.........................         438           (133)             --             --              88            393
                                    -----------       -------     -------------  -------------       -------     -----------
      Total assets................   $  28,632      $  (1,588)      $   4,962      $   1,250       $  (5,830)     $  27,426
                                    -----------       -------     -------------  -------------       -------     -----------
                                    -----------       -------     -------------  -------------       -------     -----------

LIABILITIES AND STOCKHOLDERS'
  EQUITY
Current liabilities:
  Short term borrowings...........   $     279      $    (212)      $      --      $      --       $      --      $      67
  Accounts payable and accrued
  liabilities.....................       3,721           (746)             --             --              --          2,975
  Current maturities of long-term
  debt............................         407            (19)             --             --            (111)           277
  Income taxes accrued............         277             (2)          2,000             --              --          2,275
                                    -----------       -------     -------------  -------------       -------     -----------
      Total current liabilities...       4,684           (979)          2,000             --            (111)         5,594

  Long-term debt (less current
  maturities).....................       8,630           (195)             --          1,250          (3,928)         5,757
  Minority interest in Nabisco....         727             --              --             --              --            727
  Other noncurrent liabilities....       2,277           (388)             --             --              --          1,889
  Deferred income taxes...........       3,149            (26)           (300)            --              (9)         2,814
                                    -----------       -------     -------------  -------------       -------     -----------
      Total liabilities...........      19,467         (1,588)          1,700          1,250          (4,048)        16,781

Commitments and contingencies

NGH's obligated mandatorily
  redeemable preferred securities
  of subsidiary trusts holding
  solely junior subordinated
  debentures......................       1,327             --              --             --          (1,229)            98

Stockholders' equity:
  ESOP Preferred stock............         201             --              --             --            (205)            (4)
  Common stock....................           3             --              --             --              --              3
  Paid in capital.................       8,918             --              --             --              --          8,918
  Retained earnings (accumulated
  deficit)........................        (577)            --           3,029             --            (348)         2,104
  Accumulated other comprehensive
  income..........................        (566)            --             233             --              --           (333)
  Treasury stock, at cost.........        (100)            --              --             --              --           (100)
  Other stockholders' equity......         (41)            --              --             --              --            (41)
                                    -----------       -------     -------------  -------------       -------     -----------
      Total stockholders'
      equity......................       7,838             --           3,262             --            (553)        10,547
                                    -----------       -------     -------------  -------------       -------     -----------
      Total liabilities and
      stockholders' equity........   $  28,632      $  (1,588)      $   4,962      $   1,250       $  (5,830)     $  27,426
                                    -----------       -------     -------------  -------------       -------     -----------
                                    -----------       -------     -------------  -------------       -------     -----------


                                          RJR
                                     SPIN-OFF AND
                                         OTHER           NGH
                                    ADJUSTMENTS(1)    PRO FORMA
                                    ---------------  -----------
ASSETS
Current assets:
  Cash and cash equivalents(2)....     $  (3,092)     $     143
  Accounts and other receivables,
  net.............................          (151)           488
  Inventories.....................          (527)           803
  Prepaid expenses and excise
  tax.............................          (424)            69
                                    ---------------  -----------
      Total current assets........        (4,194)         1,503
Property, plant and equipment,
  net.............................        (1,101)         2,859
Investments in subsidiary.........            --             --
Trademarks........................        (3,150)         3,335
Goodwill..........................        (7,759)         3,132
Other assets and deferred
  charges.........................          (193)           200
                                    ---------------  -----------
      Total assets................     $ (16,397)     $  11,029
                                    ---------------  -----------
                                    ---------------  -----------
LIABILITIES AND STOCKHOLDERS'
  EQUITY
Current liabilities:
  Short term borrowings...........     $      --      $      67
  Accounts payable and accrued
  liabilities.....................        (1,606)         1,369
  Current maturities of long-term
  debt............................           (12)           265
  Income taxes accrued............        (2,267)             8
                                    ---------------  -----------
      Total current liabilities...        (3,885)         1,709
  Long-term debt (less current
  maturities).....................        (2,065)         3,692
  Minority interest in Nabisco....            --            727
  Other noncurrent liabilities....        (1,183)           706
  Deferred income taxes...........        (1,544)         1,270
                                    ---------------  -----------
      Total liabilities...........        (8,677)         8,104
Commitments and contingencies
NGH's obligated mandatorily
  redeemable preferred securities
  of subsidiary trusts holding
  solely junior subordinated
  debentures......................            --             98
Stockholders' equity:
  ESOP Preferred stock............             4             --
  Common stock....................            --              3
  Paid in capital.................        (7,539)         1,379
  Retained earnings (accumulated
  deficit)........................          (226)         1,878
  Accumulated other comprehensive
  income..........................            --           (333)
  Treasury stock, at cost.........            --           (100)
  Other stockholders' equity......            41              0
                                    ---------------  -----------
      Total stockholders'
      equity......................        (7,720)         2,827
                                    ---------------  -----------
      Total liabilities and
      stockholders' equity........     $ (16,397)     $  11,029
                                    ---------------  -----------
                                    ---------------  -----------

 SEE NOTES TO PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET SET FORTH HEREIN.

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

(1) The following is a summary of the adjustments reflected in the unaudited pro forma consolidated condensed balance sheet:

    - Adjust the historical balance sheets accounts to eliminate the accounts of the international tobacco business;

    - Receipt of the proceeds from the international tobacco sale and recognition of the cumulative translation account applicable to the international tobacco business. The international tobacco sale results in a one-time net gain of approximately $3.1 billion, subject to any post-closing adjustments, after the recognition of a $233 million loss pertaining to the cumulative translation account;

    - Receipt of the net proceeds from the issuance by RJR of $1.25 billion in debt securities;

    - Application of a portion of the net proceeds from the international tobacco sale to (1) repay $4.04 billion of outstanding RJR borrowings, including 90% of the debt securities that RJR offered to purchase on April 13, 1999, (2) repurchase approximately $276 million of Trust Originated Preferred Securities (approximately 74% of that class of securities outstanding), (3) redeem $950 million of Trust Originated Preferred Executives, (4) redeem the ESOP Convertible Preferred Stock and (5) invest funds (approximately $114 million) to cover the nontendered Trust Originated Preferred Securities. As a result of the difference between the cash paid to effect the first four transactions and the net carrying value of such securities, and after giving effect to the write-off of related deferred issuance costs of $26 million and certain other transaction costs, a one-time charge on a pro forma basis of approximately $348 million after-tax is reflected;

    - Reflect one-time costs and expenses of $226 million after-tax to eliminate corporate headquarters; and

    - Adjust the historical balance sheet accounts to reflect the elimination of the accounts of RJR that are being distributed by NGH to its stockholders.

(2) The line item "Cash and cash equivalents" does not reflect the additional proceeds that RJR expects to receive from the international tobacco sale as a result of the adjustment to the purchase price for any earnings generated by the international tobacco business after December 31, 1998 through May 12, 1999, the closing date of the international tobacco sale. Also not reflected in cash and cash equivalents are the proceeds to be received by RJR from the international tobacco business for the settlement of intercompany indebtedness in the ordinary course of business. RJR expects that approximately $200 million of additional proceeds will result from these transactions.

     R.J. Reynolds Tobacco Holdings, Inc.

     See pages 32-39 of the Information Statement of RJR dated as of May 19, 1999 that is Exhibit 99.1 to this document.

     (c) Exhibits

        Exhibit
          No.                     Description
          ---                     -----------

         2.1 Purchase Agreement dated as of March 9, 1999 among R.J. Reynolds Tobacco Company, RJR Nabisco, Inc. and Japan Tobacco Inc. and amended as of May 11, 1999.

         2.2 Certificate of Merger and Agreement and Plan of Merger dated as of May 18, 1999 among RJR Nabisco Holdings Corp., RJR Nabisco, Inc. and R.J. Reynolds Tobacco Holdings, Inc.

         99.1 Information Statement of R.J. Reynolds Tobacco Holdings, Inc. dated May 19, 1999 and incorporated by reference from Exhibit
               99.1 to the Registration Statement of R.J. Reynolds Tobacco Holdings, Inc. on Form 8-A dated May 19, 1999.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    RJR NABISCO HOLDINGS CORP.
                                    R.J. REYNOLDS TOBACCO HOLDINGS, INC.



                                    By: /s/ H. Colin McBride
                                       ---------------------------------
                                     Name:  H. Colin McBride
                                     Title: Senior Vice President,
                                            Associate General Counsel and
                                            Corporate Secretary

May 27, 1999